EXHIBIT 32.1

Certification Pursuant To
18 USC. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes/Oxley Act of 2002
In connection with the Annual Report of Haemonetics Corporation (the “Company”) on Form 10-K for the period ended April 1, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher A. Simon, President and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 22, 2023

/s/ Christopher A. Simon
Christopher A. Simon,
President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Haemonetics and will be retained by Haemonetics and furnished to the Securities and Exchange Commission or its staff upon request.